UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 4 , 2007
(Date of report)

March 29, 2007
(Date of earliest event reported)

Sotheby’s
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1334 York Avenue New York, NY		10021
(Address of principal executive offices)		(Zip Code)

(212) 606-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On April 2, 2007, John M. Angelo and Diana L. Taylor were elected to the Board of Directors of Sotheby’s (or the “Company”) by unanimous consent of the Directors who were elected at the last Annual Meeting of Shareholders by the holders of the Company’s Common Stock. Mr. Angelo is co-founder and Chief Executive Officer of Angelo Gordon & Co., a privately held investment advisor. Ms. Taylor is a Managing Director of Wolfensohn & Company, LLC, a private investment firm and advisor to corporations and governments, and was until recently the Superintendent of Banks of the State of New York. The committees of the Board of Directors to which Mr. Angelo and Ms. Taylor will be appointed have not yet been determined. The press release announcing the appointment of Mr. Angelo and Ms. Taylor as Directors of the Company is included as Exhibit 99.1 to this Form 8-K.

        On March 29, 2007, Steven B. Dodge informed Sotheby’s of his intention not to stand for reelection as a Director at the Annual Meeting of Shareholders of Sotheby’s expected to be held on May 7, 2007.

Item 9.01. Financial Statements and Exhibits

               (c) Exhibits

                    99.1 Sotheby’s press release dated April 4, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOTHEBY’S

By:	/s/ Michael L. Gillis
Michael L. Gillis Senior Vice President, Controller and Chief Accounting Officer

Date:	April 4, 2007